UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2019

MCDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (281) 870-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Credit Agreements

On December 1, 2019, McDermott International, Inc., a Panamanian corporation (“McDermott”), McDermott Technology (Americas), Inc. (“MTA”), McDermott Technology (US), Inc. (“MTUS”) and McDermott Technology, B.V. (“MTBV”), each a wholly owned subsidiary of McDermott, as co-borrowers, and various other subsidiaries, as guarantors (the “Guarantors”), entered into Amendment No. 2 (the “Credit Agreement Amendment”) to the Credit Agreement, dated May 10, 2018 (as amended, the “Credit Agreement”), by and among MTA, MTUS and MTBV, as co-borrowers, McDermott, as a guarantor, the Guarantors, a syndicate of lenders and letter of credit issuers, Barclays Bank PLC, as administrative agent for the term facility under the Credit Agreement, and Crédit Agricole Corporate and Investment Bank, as administrative agent for the other facilities under the Credit Agreement.

Also, on December 1, 2019, McDermott, as a guarantor, and MTA, MTUS and MTBV, as co-applicants, and the Guarantors, entered into Amendment No. 2 (the “LC Agreement Amendment”) to the Letter of Credit Agreement dated October 30, 2018 (as amended, the “Letter of Credit Agreement”), by and among McDermott, as guarantor, MTA, MTUS and MTBV, as co-applicants, and the Guarantors.

The Credit Agreement Amendment amends, among other things, the events of default to provide that, for so long as the Forbearance Agreement (as defined below) is in effect and the Senior Notes (as defined below) have not been accelerated, the failure to make the Interest Payment (as defined below) will not constitute an event of default.

Like the Credit Agreement Amendment, the LC Agreement Amendment amends the events of default to, among other things, provide that, for so long as the Forbearance Agreement is in effect and the Senior Notes have not been accelerated, the failure to make the Interest Payment will not constitute an event of default.

The foregoing descriptions of the Credit Agreement Amendment and the LC Agreement Amendment are qualified in their entirety by reference to the full text of the Credit Agreement Amendment and the LC Agreement Amendment, copies of which are filed hereto as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Amendment to Superpriority Credit Agreement

On December 1, 2019, McDermott, as a guarantor, and MTA, MTUS and MTBV, as co-borrowers (collectively, the “Borrowers”) entered into Amendment No. 1 (the “Superpriority Amendment”) to the superpriority senior secured credit agreement, dated October 21, 2019 (as amended, the “Superpriority Credit Agreement”), with a syndicate of lenders and letter of credit issuers (collectively, the “Superpriority Lenders”), Barclays Bank PLC, as administrative agent for the Term Facility (as defined in the Superpriority Credit Agreement), and Crédit Agricole Corporate and Investment Bank, as administrative agent for the LC Facility (as defined in the Superpriority Credit Agreement).

The Superpriority Amendment amends the Superpriority Credit Agreement to, among other things:

(i)	waive certain conditions precedent to the Tranche B Funding Date (as defined in the Superpriority Credit Agreement) to facilitate the funding of the Tranche B Commitment (as defined in the Superpriority Credit Agreement);

(ii)	provide for the acknowledgement and consent by the Superpriority Lenders of the Borrowers’ compliance with the required Business Plan Milestones (as defined in the Superpriority Credit Agreement) which include, among other things, the movement from a four-week budget update to a two-week budget update on an ongoing basis; and

(iii)	modify the cross-default provision to provide that, for so long as the Forbearance Agreement is in effect and the Senior Notes have not been accelerated, the failure to make the Interest Payment will not constitute an event of default.

After giving effect to the Superpriority Amendment, McDermott will be granted access to $350 million of capital in connection with the funding of the second tranche under the Superpriority Credit Agreement.

The foregoing description of the Superpriority Amendment is qualified in its entirety by reference to the Superpriority Amendment, a copy of which is filed as Exhibit 10.3 to this report and is incorporated herein by reference.

Forbearance Agreement

On December 1, 2019, McDermott, MTA, MTUS (together with MTA, the “Issuers”) and certain subsidiaries of McDermott (the “Note Guarantors” and, together with the Issuers and McDermott, the “Note Parties”) entered into a Forbearance Agreement (the “Forbearance Agreement”) pursuant to that certain Indenture, dated as of April 18, 2018, by and among McDermott, certain subsidiaries of McDermott and Wells Fargo Bank, National Association, as trustee (the “Indenture”) with an ad hoc group (the “Ad Hoc Group”) of holders of approximately 35% of MTA’s and MTUS’ 10.625% Senior Notes due 2024 (the “Senior Notes”). Pursuant to the Forbearance Agreement, the Ad Hoc Group has agreed to forbear from the exercise of certain rights and remedies that they have under the Indenture and supporting documents, including agreeing not to accelerate the Senior Notes obligations (and to instruct the trustee not to accelerate the Senior Notes obligations) as a result of the failure to make the Interest Payment. They have agreed to continue this forbearance until the earlier of (i) 11:59 p.m. (New York City time) on January 15, 2020 (the “Forbearance Deadline”); (ii) the failure of any Note Party to comply with any term, condition or covenant set forth in the Forbearance Agreement; (iii) the failure of any representation or warranty made by any Note Party under the Forbearance Agreement to be true and complete in all material respects (except that such materiality qualifier shall not be applicable to the extent that any representation and warranty already is qualified or modified by materiality in the text thereof) as of the date when made or any other breach in any material respect of any such representation or warranty; or (iv) December 16, 2019 if a face-to-face meeting among McDermott, the Ad Hoc Group, and the Secured Lenders (as defined in the Forbearance Agreement) has not occurred by such date. The Forbearance Deadline may be extended by consent of a majority of the Ad Hoc Group.

The foregoing description of the Forbearance Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Forbearance Agreement, a copy of which is attached as Exhibit 10.4 to this report and is incorporated herein by reference.

Consent and Waiver Agreement

On December 1, 2019, McDermott entered into a Consent and Waiver Agreement (the “Consent and Waiver Agreement”) with West Street Capital Partners VII Offshore Investments, L.P., West Street Capital Partners VII – Parallel B, L.P., West Street Capital Partners VII B, L.P. and Apicorp Managed Account Investment Vehicle, L.P. (collectively, the “Preferred Stockholders”), pursuant to which, among other things, the Preferred Stockholders consented to (i) McDermott’s adoption of an amendment to its Certificate of Designation of 12% Redeemable Preferred Stock of McDermott, dated October 30, 2018, as amended by the Certificate of Amendment thereto, dated October 24, 2019, to allow for the incurrence of additional indebtedness pursuant to the Superpriority Credit Agreement and (ii) McDermott’s incurrence of additional indebtedness under the Superpriority Credit Agreement.

The foregoing description of the Consent and Waiver Agreement is qualified in its entirety by reference to the Consent and Waiver Agreement, a copy of which is filed as Exhibit 10.5 to this report and is incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously disclosed on November 4, 2019, McDermott failed to make an interest payment of approximately $69 million (the “Interest Payment”) due on November 1, 2019 under the Indenture governing the Senior Notes. Although the Company had a 30-day grace period to make the Interest Payment pursuant to the terms of the Indenture, upon the expiration of such grace period, the Interest Payment remained unpaid.

McDermott’s failure to make the Interest Payment on the Senior Notes within the grace period constitutes an Event of Default under the Indenture. In addition, prior to giving effect to the Credit Agreement Amendment, the LC Agreement Amendment and the Superpriority Amendment, McDermott’s failure to make the Interest Payment resulted in cross defaults under the Credit Agreement, the Letter of Credit Agreement and the Superpriority Credit Agreement.

As a result of the default, holders of the Senior Notes may elect to accelerate the aggregate principal of and accrued and unpaid interest on the outstanding Senior Notes.

Item 8.01	Other Events.

Press Release

On December 2, 2019, McDermott issued a press release announcing that it had entered into the Credit Agreement Amendment, the LC Agreement Amendment and the Superpriority Amendment. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Issuance of Equity Securities Pursuant to the Superpriority Credit Agreement

Prior to the Tranche B Funding Date, McDermott intends to issue shares of Common Stock, Series B Warrants and shares of Series A Preferred Stock (collectively, the “Private Placement”) to certain of the Superpriority Lenders pursuant to the terms of the Superpriority Credit Agreement as agreed on October 21, 2019.

In connection with the Private Placement, McDermott intends to, prior to the Tranche B Funding Date:

•	enter into a Warrant Agreement to among other things, authorize and establish the terms for the issuance of Series B Warrants that will entitle each holder thereof to purchase one share of common stock of McDermott, par value $1.00 per share (the “Common Stock”), at a purchase price of $0.01 per share, from the date of issuance through the tenth anniversary thereof;

•	enter into a new Registration Rights Agreement, relating to the registration of the resale of the shares of Common Stock issuable upon the exercise of the Series B Warrants, the Common Stock issued to lenders under the Superpriority Credit Agreement and the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”);

•	file a Certificate of Designation of Series A Preferred Stock of McDermott with the Public Registry of the Republic of Panama to provide for the designations, preferences, limitations and relative rights, voting, redemption and other rights and the qualifications, limitations or restrictions of the Series A Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment No. 2 to Credit Agreement, dated as of December 1, 2019, by and among McDermott International, Inc., McDermott Technology (Americas), Inc., McDermott Technology (US), Inc. and McDermott Technology, B.V., a syndicate of lenders and letter of credit issuers, and Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent, and Barclays Bank PLC, as administrative agent.

10.2

Amendment No. 2 to Letter of Credit Agreement, dated as of December 1, by and among McDermott International, Inc., as a guarantor, McDermott Technology (Americas), Inc., McDermott Technology (US), Inc. and McDermott Technology, B.V., as co-applicants, a syndicate of participants and letter of credit issuers, and Barclays Bank PLC, as administrative agent.

10.3

Amendment No. 1 to Superpriority Senior Secured Credit Agreement, dated as of December 1, 2019, by and among McDermott International, Inc., a syndicate of lenders and letter of credit issuers, and Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent, and Barclays Bank PLC, as administrative agent.

10.4

Forbearance Agreement, dated as of December 1, 2019, by and among McDermott Technology (Americas), Inc., McDermott Technology (US), Inc., McDermott International, Inc., each of the guarantors party thereto, and each of the holders party thereto.

10.5

Second Consent and Waiver Agreement, dated as of December 1, 2019, by and among McDermott International, Inc., West Street Capital Partners VII Offshore Investments, L.P., West Street Capital Partners VII – Parallel B, L.P., West Street Capital Partners VII B, L.P. and Apicorp Managed Account Investment Vehicle, L.P.

99.1	Press Release dated December 2, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2019	MCDERMOTT INTERNATIONAL, INC.

	By:	/s/ John M. Freeman
John M. Freeman
Executive Vice President, Chief Legal Officer and Corporate Secretary